EXHIBIT 32


   CERTIFICATE OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT
        TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

The undersigned, Christina M. Strauch, Chairman of the Board of Directors, Chief Executive Officer and Chief Financial Officer of Rim Holdings Inc. (the "Company"), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's Annual Report on Form 10-KSB for the year ended September 30, 2003 (the "Report"). The undersigned hereby certifies that:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the 5th day of January, 2004.


/s/ Christina M. Strauch
--------------------------------------------
Christina M. Strauch, Chairman of the Board
of Directors, Chief Executive Officer,
Treasurer and Chief Financial Officer